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                                                                   Exhibit 10.12
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                        PROFESSIONAL SERVICES AGREEMENT


     This Agreement is entered into as of this 1st day of July, 2000199__, by and between Metavante Corporation ("Metavante") and Marshall & Ilsley Corporation, its subsidiaries and affiliates ("Customer").

     In consideration of the mutual covenants described herein and other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, the parties agree as follows:

     1.   Services. Metavante agrees to provide to Customer the consulting and
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professional services described on the Statements of Work ("SOWs") executed by both parties. The exact description of the specific services to be rendered by Metavante from time to time shall be as specified on the SOWs, as defined below. The SOWs shall incorporate, and shall be specifically bound by, the terms and conditions of this Agreement.

     2.   Statement of Work. Each SOW will be generated by Metavante and shall
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detail the specific services to be supplied by Metavante for any given transaction. Each SOW shall contain a detailed explanation of the project, the service to be performed, deliverable specifications, personnel requirements and any additional pertinent information. Customer shall be deemed to have accepted the deliverable upon demonstration by Metavante that the deliverable performs in substantial compliance with the specifications set forth in the applicable SOW.

     3.   Term. This Agreement shall remain in full force and effect until June
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30, 2005. Notwithstanding the foregoing, either party may terminate this
Agreement following a material breach by the other party that remains uncured after ten (10) days' written notice from the non-defaulting party.

     4.   Fees and Payment.
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          4.1  Customer agrees to pay Metavante for services provided and expenses incurred on the basis and at the rate specified in each SOW, provided that Metavante agrees to perform services at discounts to Metavante's then current standard rates as described in Exhibit A hereto. Payment shall be due within thirty (30) days after the date of Metavante's invoice. If Customer fails to make timely payment, Metavante shall have the right to cease all work on such SOW, without terminating the Agreement, until Metavante has received all past due payments.

          4.2  Disputed Amounts. If Customer disputes any charge or amount on
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any invoice and such dispute cannot be resolved promptly through good faith discussions between the parties, Customer shall pay the amounts due under this Agreement less the disputed amount, and the parties shall diligently proceed to resolve such disputed amount. An amount will be considered disputed in good faith if (i) Customer delivers a written statement to Metavante on or before the due date of the invoice, describing in detail the basis of the dispute and the amount being withheld by Customer, (ii) such written statement represents that the amount in dispute has been determined after due investigation of the facts and that such disputed amount has been determined in good faith, and (iii) all other amounts due from Customer that are not in dispute have been paid in accordance with the terms of this Agreement.

          4.3  Terms of Payment. Metavante shall present Customer with an
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invoice for all recurring fees and for all one-time fees in the month following the month in which such services are performed, no later than the twentieth
(20th) day of each calendar month. Customer shall pay the amount of such invoice within five (5) business days following receipt of Metavante's invoice. To effect payment, Customer hereby authorizes M&I to initiate debit entries from and, if necessary, initiate credit entries and adjustments to Customer"s account at the depository institution designated in the ACH Authorization Agreement attached hereto as Exhibit B, which shall be executed by Customer contemporaneously with the execution of this Agreement. Customer shall also pay any collection fees and damages incurred by Metavante in collecting payment of the charges and any other amounts for which Customer is liable under the terms and conditions of this Agreement.

     5.   Independent Contractor. Metavante and Customer are independent
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contractors. Neither party or any of its employees, agents or contractors shall be deemed for any purpose to be an employee or agent or contractor of the other party. Each party shall at all times act independently and at no time shall either party make any commitment or incur any charges or expenses for or on behalf of the other party, except in accordance with the terms of this Agreement.

     6.   Taxes. Customer shall be solely and exclusively responsible for the
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payment of required federal, state and local taxes arising from or relating to the services rendered hereunder, except for taxes related to the net income of Metavante and any taxes or obligations imposed upon Metavante under federal, state and local wage laws. Notwithstanding the foregoing, if Metavante is required to keep an employee on assignment at Customer's location for twelve
(12) consecutive months or more, Customer shall reimburse Metavante for the estimated costs associated with grossing up such employee's income to compensate for all tax consequences associated with such twelve (12) month or more assignment.

     7.   Confidentiality and Ownership.
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          7.1. Metavante and Customer agree to preserve the confidentiality of any and all materials and information (collectively, "Materials") furnished by either party in connection with this Agreement. Such Materials shall include, without limitation, studies, fees and terms of this Agreement, plans, reports, surveys, analyses, and/or projections. The provisions of this Section 77.1 shall not apply to any information which: (a) is independently developed by the receiving party, provided the receiving party can satisfactorily demonstrate such independent development with appropriate documentation; (b) is known to the receiving party prior to disclosure by the disclosing party; (c) is lawfully disclosed to the receiving party by a third party not under a separate duty of confidentiality with respect thereto to the disclosing party; or (d) otherwise is publicly available through no fault or breach by the receiving party.

          7.2. Metavante and Customer intend and agree that Metavante shall retain title and all other ownership and proprietary rights in and to any computer code, computer programs, programming or processing procedures or techniques, methods, ideas, concepts, or know-how ("Metavante Proprietary Information") developed by Metavante in connection with its performance of services to Customer under this Agreement. Such ownership and proprietary
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rights shall include, without limitation, any and all rights in and to patents, trademarks, copyrights, and trade secret rights. Metavante and Customer agree that Metavante Proprietary Information is not "work for hire" within the meaning of U.S. Copyright Act 17 U.S.C. Section 101.

      8.  Disclaimer of Warranty; Limitation on Liability.
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          8.1. Metavante warrants that all Services provided to Customer herein shall be performed in a workmanlike manner by qualified, trained personnel. Metavante MAKES NO OTHER WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE SERVICES PROVIDED UNDER THIS AGREEMENT. Metavante HEREBY EXPRESSLY DISCLAIMS THE EXISTENCE OF ANY OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          8.2. Metavante's total liability under this Agreement, whether arising out of or relating to the services provided by it pursuant to the same, shall not exceed the total amount of the fees paid by Customer for the relevant SOW. This limitation of liability shall apply regardless of the cause or form of action, including without limitation, claims under breach of contract or tort. Under no circumstances shall either party be liable to the other party for lost profits or business opportunities, or any other special, indirect, consequential, punitive or incidental damages arising out of or relating to the first party's performance, or failures in the performance, of its obligations hereunder.

     9.   Miscellaneous.
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          9.1  Notices. Any notices provided for in this Agreement shall be
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given in writing and transmitted by personal delivery of prepaid first-class
U.S. mail or by facsimile, addressed as follows:

          Metavante:   Metavante Corporation                          Marshall & Ilsley Corporation
                       4900 West Brown Deer Road                      770 North Water Street
                       Brown Deer WI  53223                           Milwaukee WI  53202
                       Attention:_______________________              Attention: _______________________
                       Fax No:__________________________              Fax No: __________________________

               cc:     Norrie J. Daroga
                       Senior Vice President and General Counsel

          9.2  Assignment. Metavante and Customer may not assign this Agreement,
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or any of their rights or obligations hereunder, without the prior written consent of the other party, which consent shall not be unreasonably withheld.

          9.3. Force Majeure. Except for payment of sums due under this
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Agreement, neither party shall be deemed to be in default of any provisions of this Agreement or for any failure in performance, resulting from acts or events beyond the reasonable control of such party. Moreover, Metavante shall not be responsible for any failures or delays in its provision of Services hereunder to the extent caused by Customer's failure to fulfill one or more of its responsibilities as set forth in any SOW attached to this Agreement.

          9.4. Governing Law. This Agreement shall be governed, interpreted,
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construed, and enforced in accordance with the internal laws of the State of
Wisconsin, United States of America

          9.5. Severability. If any provision, clause, or party, or the
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application of this Agreement is held illegal or otherwise unenforceable, the remainder of this Agreement or the application of such provision, clause, or part under other circumstances shall remain unaffected.

          9.6. Legal Expenses. If any legal action is brought be by either party
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to this Agreement against the other party regarding the subject matter hereof, the prevailing party shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable consultants', experts' and attorneys' fees.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

   METAVANTE CORPORATION                                  MARSHALL & ILSLEY CORPORATION



By:    ______________________________________         By:    _________________________________________
Name:  Joseph L. Delgadillo                           Name:  James B. Wigdale
Title: President and Chief Executive Officer          Title: Chairman and CEO

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                               Index to Exhibits


Exhibit A       Discounts to Metavante's Current Standard Rates

The above exhibit has been omitted. This exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

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